STANDARD INDUSTRIAL COMMERCIAL MULTI-TENANT LEASE – NET
AIR COMMERCIAL REAL ESTATE ASSOCIATION

1.         Basic Provisions (“Basic Provisions”)

1.1       Parties: This Lease (“Lease”), dated for reference purposes only August 3, 2007 is made by and between Irvine Business Properties, a California General Partnership

(“Lessor”) and Pro-Dex, Inc., a Colorado corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a)   Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of  2361 McGaw Avenue (the “Building”), located in the City of Irvine, County of Orange, State of California, with zip code 92614, as outlined on Exhibit A attached hereto and consisting of (describe bristly the nature of the Premises):  approximately 28,180 square feet of office and industrial space in the Building (as depicted on the attached Exhibit A (the “Premises”) together with a license to use ninety-nine (99) unreserved, in-common within the parking areas on the parcel depicted on attached Exhibit B3 (the “Parking License”) (See Addendum Paragraph 51.). In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the any utility raceways of the building containing the Premises (“Building”) and to the Common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b)   Parking: ninety-nine (99) unreserved vehicle parking spaces. (See also Paragraph 2.6)

1.3       Term: ten (10)  years and zero (0) months (“Original Term”) commencing on the Commencement Date (as defined in Addendum Paragraph 53) and ending ten (10) years thereafter (“Expiration Date”). (See also Paragraph 3)

1.4       Early Possession: immediately upon Lease execution (“Early Possession Date”).  (See also Paragraphs 3.2 and 3.3)

1.5       Base Rent: $30, 998.00 per month (“Base Rent”), payable on the first (lst) day of each month commencing on the Commencement Date . (See also Paragraph 4)  ☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6       Lessee’s Share of Common Area Operating Expenses:  sixty-five  percent (65%) (“Lessee’s Share”). Lessee’s Share has been calculated by dividing the approximate square footage of the Premises by the approximate square footage of the Project. In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7       Base Rent and Other Monies Paid Upon Execution:

(a)        Base Rent: $30,998.00 for the first thirty (30) days of the Original Term.

(b)        Common Are Operating Expenses: $3,736.00 for the first thirty 30) days of the Original Term.

(c)        Security Deposit: $40,297.00   (“Security Deposit”). (See also Paragraph 5)

(d)        Other: $________ for ____________________________________.

(e)        Total Due Upon Execution of this Lease: $75,031.00

1.8       Agreed Use: General business office, sales, training, light assembly, metal and  plastic machine operations and associated processes, warehouse, distribution, and other related lawful uses consistent with the Existing Zoning and Paragraph 58 of the Addendum. (See also Paragraph 6)

1.9       Insuring Party. Lessor is the “Insuring Party”, (See also Paragraph 8)

1.10     Real Estate Brokers: (See also Paragraph 15)

(a)        Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑Grubb & Ellis Company (Gary Allen) represents Lessor exclusively (“Lessor’s Broker”);

☑CresaPartners (Jeffrey Sheppard) represents Lessee exclusively (“Lessee’s Broker”); or

☐ ___________________________ represents both Lessor and Lessee (“Dual Agency.

(b)        Payment to Brokers: Subject to paragraph 15, below, upon execution and delivery of this Lease by both Parties, Lessor shall pay to Lessor’s Broker the brokerage fee subject to the terms of a separate written agreement for the brokerage services rendered by Lessor’s Broker.

1.11     Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by None (“Guarantor”). (See also Paragraph 37)

1.12     Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 50 through 74;

☑ a site plan depicting the Premises; Exhibit A

☑ a site plan depicting the Project; Exhibit B

☑ a current set of the Rules and Regulations for the Project; Exhibit C

☐ a current set of the Rules and Regulations adopted by the owners’ association;

☑ a Work Letter; Exhibit D;

☑ other (specify); Environmental Questionnaire and Disclosure Statement (Exhibit E) Lease Rider No. 1 - Permitted Transfers

2.         Premises.

2.1       Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is mom or less. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2       Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee (or required to be constructed by Lessee), shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined es toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or it one of such systems or elements should malfunction or fail within the appropriate warranty period. Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessors expense. The warranty periods shall be as follows, (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit, commencing on the Start Date. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3       Compliance. Lessor warrants that to the best of its actual knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws. covenants or restrictions of record, regulations, and ordinances in effect on the Start Date only, including Premises compliance with the ADA and Title 24 without regard to Tenant’s intended use for the Premises without regard to the applicability, enforcement or implementation of such requirements in connection with the construction of the Tenant improvements or Tenant’s use of the Premises (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee or improvements that may be required by laws, covenants, restrictions and regulations otherwise applicable to or resulting from the Lessee improvements or Tenant’s use of the Premises. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. It the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense, provided, however, if Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)        Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)        If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid, if Lessee is unable to finance Lessors share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor. In any case, the parties agree that the Agreed Use defined in Paragraph 1.8 shall not be considered a specific and unique use of the Premises.

(c)        Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4       Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC, roof, and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5       Intentionally Omitted.

2.6       Vehicle Parking. Lessee shall be entitled to use the number of parking spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a)        Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b)        Lessee shall not service or store any vehicles in the Common Areas.

(c)        If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, without any liability thereto, which cost shall be immediately payable upon demand by Lessor.

2.7       Common Areas Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas. Notwithstanding the foregoing, Lessee shall be responsible for its own trash service, water, utilities, electrical services, janitorial services and other similar services as reasonably determined by Lessor, which shall not constitute Common Areas.

2.8       Common Areas - Lessee’s Rights. Leaser grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, and liability in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9       Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10     Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)        To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)        To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)        To designate other land outside the boundaries of the Project to be a part of the Common Areas:

(d)        To change the number of buildings and improvements to the Common Areas;

(e)        To use the Common Areas while engaged in making additional improvements, maintenance, repairs or alterations to the Project, or any portion thereof; and

(f)         To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3.         Term.

3.1       Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession, If Lessee totally or partially occupies the Premises prior to the Commencement Date to construct the Lessee improvements per Exhibit D, the obligation to pay Base Rent and Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums shall be abated for the period of such early possession. Any such early possession shall not affect the Expiration Date.

3.3       See Work Letter Agreement (Exhibit D).

3.4       Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).  See Work Letter Agreement (Exhibit D).

4.         Rent.

4.1       Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2       Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessees Share (as specified in Paragraph 7.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)        “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including. but not limited to, the following:

            (i)         The operation, repair and maintenance, in neat, clean, good order and condition and if necessary the replacement, of the following:

                        (aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

                        (bb)      Exterior signs and any tenant directories.

                        (cc)      Any fire sprinkler systems.

            (ii)        The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

            (iii)       The cost of trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

            (iv)       Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.

            (v)        Real Property Taxes (as defined in Paragraph 10).

            (vi)       The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

            (vii)      Any deductible portion of an insured loss concerning the Building or the Common Areas.

            (viii)      Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

            (ix)       The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 7/144th of the cost of such capital improvement in any given month.

            (x)        The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b)        Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c)        The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)        Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessors estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share. Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e)        Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3       Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason. Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option. may require all future Rent be paid by cashiers check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs. See Addendum paragraph 56.

5.         Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit, as determined solely by Lessor, for the payment of any amount due already due Lessor, for Rents which will be due in the future, and/or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. It Lessor uses or applies all or any portion of the Security Deposit. Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the Initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessors reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Lessee acknowledges and agrees that the Security Deposit may be applied towards any rent or other sum in default or otherwise owing to Lessor by Lessee following the expiration or earlier termination of this Lease as allowed under Section 1951.2 of the California Civil Code, In connection therewith, Lessee hereby waives ‘the provisions of Section 1950.7 of the California Civil Code.

6.         Use.

6.1       Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably related comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles.

6.2       Hazardous Substances.

(a)        Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance. or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or erode oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be flied with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)        Duty to inform Lessor, if Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor (unless the content, concentration, or extent of the Hazardous Substance has changed, in which event, notice thereof shall be given), Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance. As of the Start Date, if Lessor has actual knowledge (without undertaking or the duty to undertake any independent investigation or inquiry) that a Hazardous Substance has come to be located in, on under or about the Premises, other than as previously consented to, directly or indirectly, by Lessee, Lessor shall immediately give written notice of such fact to Lessee, and provide Lessee with a copy of any report notice, claim or other documentation which it has concerning the presence of Such Hazardous Substance.

(c)        Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)        Lessee Indemnification: Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises front areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)        Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessors obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. “Agents” of Lessor as used herein shall not include any prior lessees, tenants or occupants of the Premises.

(f)         Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessors agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities

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(g)        Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessors desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3       Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements (applicable to Lessee’s use of the Premises), the requirements of any applicable fire insurance underwriter or rating bureau, which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the State Commencement Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt. notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold, or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises,

6.4       Inspection; Compliance. Lessor and Lessor’s “Lender’ (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7.         Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1       Lessee’s Obligations.

(a)        In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b)        Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, terminable at will, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers. and (iv) any other equipment, and (v) roof drainage and maintenance, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)        Failure to Perform. If Lessee falls to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof; provided, however, where the nature of such repair and/or maintenance is such that same cannot be reasonably completed within such ten (10) day period, Lessee shall have additional time to cure such default provided that Lessee has commenced such repair and/or maintenance within such ten (10) day period and diligently prosecutes such repair and/or maintenance to completion within thirty (30) days after Lessee’s receipt of such notice.

(d)        Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2       Lessors Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2. shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, roof membrane, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3       Utility Installations; Trade Fixtures; Alterations.

(a)        Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures’ shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)        Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls. will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the root without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. My Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)        Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4       Ownership; Removal; Surrender; and Restoration.

(a)        Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises,

(b)        Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)        Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Steel Commencement Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below,

8.         Insurance; Indemnity.

8.1       Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2       Liability Insurance.

(a)        Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $5,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)        Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3       Property Insurance - Building, Improvements and Rental Value.

(a)        Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.

(b)        Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c)        Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d)        Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4       Lessee’s Property; Business Interruption Insurance.

(a)        Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(c)        No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5       Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy terra a ‘General Policyholders Rating” of at least A-, VI XIV, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Commencement Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, al least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee. which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fall to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6       Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7       Indemnity. Except for Lessor’s and Lessor’s partners, agents, contractors’ and employees gross negligence or willful misconduct, Lessee shall indemnity, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8       Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its partners or agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or WO injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9       Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.         Damage or Destruction.

9.1       Definitions.

(a)        “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b)        “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)        “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)        “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)        “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2       Partial Damage - Insured Loss. If a Premises Partial Damage that is an insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3       Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4       Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate immediately upon 68-days such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessors damages from Lessee, except as provided in Paragraph 8.6.

9.5       Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee falls to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6       Abatement of Rent; Lessee’s Remedies.

(a)        In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee, commencing on the date of such Premises Partial Damage, Premises Total Destruction or a Hazardous Substance Condition, shall be abated in proportion to the degree to which Lessee’s use of the Premises is materially impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)        Intentionally Omitted.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.       Real Property Taxes.

10.1     Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessors right to outer income therefrom, and/or Lessors business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2     Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay The Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3     Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessors records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4     Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.5     Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property. In the event Lessee does not pay any such taxes in a timely manner, Lesser may, but is not obligated to, pay on behalf of Lessee, and Lessee shall reimburse Lessor within ten (10) days of such payment by Lessor, an administration fee of 15% of such tax amount paid by Lessee. Lessee shall indemnify, defend and hold Lessor harmless from such taxes.

11.       Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.       Assignment and Subletting.

12.1     Lessor’s Consent Required.

(a)        Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessors prior written consent.

(b)        Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 50% or more of the voting control or equity interests of Lessee shall constitute a change in control for this purpose.

(c)

(d)        An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (3) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)        Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)         Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

12.2     Terms and Conditions Applicable to Assignment and Subletting.

(a)        Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, upon terms and conditions acceptable to Lessor, (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)        Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessors right to exercise its remedies for Lessee’s Default or Breach.

(c)        Lessor’s consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d)        In the event of any Default or Breath by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)        Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises. Lessee shall reimburse Lessor the amount Lessor incurred in attorneys’ fees (not to exceed $2,500 for each requested consent), plus all costs and fees of third party consultants.  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 38)

(f)         Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)        Lessors consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3     Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)        Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breath shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor directly all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)        In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however. Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breathes of such sublessor.

(c)        Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)        No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

13.       Default; Breach; Remedies.

13.1     Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease, as may be amended from time to time. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)        The abandonment of the Premises, or the vacating of the Premises without in either case providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)        The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 business days following written notice to Lessee.

(c)        The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 5 business days following written notice to Lessee.

(d)        The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee so long as, for purposes of preceding clause (ix) only, the documentation submitted for Lessee’s signature complies with the requirements of this Lease; provided, however, if the nature of Lessee’s Default is such that more than 10 days are reasonably required for its cure, then it shall not be deemed to be a breach if Lessee commences such cure within said 10 day period and thereafter diligently prosecutes such cure to completion, provided in all events such documentation will be provided within 20 days.

(e)        A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(5), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice: provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shat not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion, provided such cure is completed in all events within ninety (90) days.

(f)         The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)        The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)        If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor. (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2     Remedies. If Lessee fails to perform any of its affirmative duties or obligations. within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)        Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination: (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided: (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided: and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any teasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover at or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)        Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)        Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.4     Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 business days after such amount shall be due, then, without any requirement for notice to Lessee. Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5     Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6     Breach by Lessor.

(a)        Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor falls within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

14.       Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of the Project Parking Area is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemner for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.       Brokerage Fees.

15.1     Intentionally Omitted.

15.2     Intentionally Omitted.

15.3     Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finders fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto. Under no circumstances shall Brokers be considered third party beneficiaries to this Lease.

16.       Estoppel Certificates.

(a)        Each Party (as “Responding Party’) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)        If the Responding Party shall fall to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Partys Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)        If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.       Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or Interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.       Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.       Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.       Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises and the Project (including, without limitation, the net rents, profits, other income and proceeds from the operation or sale of the Premises or the Project), and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessors partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.       Time of Essence. Time is of the essence with respect to the performance of all obligations lobe performed or observed by the Parties under this Lease.

22.       No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.       Notices.

23.1     Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by nationally recognized overnight courier (such as Federal Express).  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2     Date of Notice. Notice shall be deemed given only upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.       Waivers.

(a)        No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessors consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)        The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor al or before the time of deposit of such payment.

            (i)         THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.       Disclosures Regarding the Nature of a Real Estate Agency Relationship.

(a)        When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)         Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lesser: A fiduciary duty of utmost care, integrity, honesty, and loyally in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agents duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)        Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agents duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii)       Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee born the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

26.       No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% for the first three (3) months of such hold over, and thereafter 200%, of the Base Rent applicable immediately preceding the expiration or termination, Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.       Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies al law or in equity.

28.       Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.       Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.       Subordination; Attornment; Non-Disturbance.

30.1     Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2     Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3     Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease. Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its good faith efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.

30.4     Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.4     Attorneys’ Fees. If any Party brings an action or proceeding involving, the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or-Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. in addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($500 is a reasonable minimum per occurrence for such services and consultation).

32.       Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33.       Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.       Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.       Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises: provided, however, that Lessor may elect to continue any one or all existing subtenancies at its discretion. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.       Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed or conditioned. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.       Intentionally Omitted.

38.       Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part lo be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.       Intentionally Omitted.

40.

41.       Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee or materially increase the financial obligations of Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42.       Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute sail for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43.       Authority; Multiple Parties; Execution.

(a)        If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(c)        This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.       Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.       Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.       Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47.       Intentionally Omitted.

48.       Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease £ is R is not attached to this Lease.

49.       Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation, except as set forth in Paragraph 2.3, as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees, subject to Paragraph 2,3, to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.         SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.         RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed at: Santa Ana, CA
On:	On: 8-15-2007

By LESSOR:	By LESSEE:
SEE LESSOR SIGNATURE BLOCK ATTACHED HERETO AND INCOR-	Pro-Dex, Inc., a Colorado corporation
PORATED HEREIN BY REFERENCE

By:	By:
Name Printed:	Name Printed: Mark P. Murphy
Title: By:	Title:CEO By:
Name Printed:	Name Printed: Jeffrey J. Ritchey
Title: Address: 3300 N. Harbor Blvd.	Title: Address: 2361 McGaw Avenue
Costa Mesa, CA 92626	Irvine, CA 92614
Telephone: (714) 466-7104	Telephone: (714) 546-1045
Facsimile (___)	Facsimile: (___)
Federal ID No.	Federal ID No.

BROKER:	BROKER:
Grubb & Ellis Company	CresaPartners
Attn: Gary Allen	Attn: Jeffery Shepard
Title: Senior Vice President	Title:
Address: 4675 MacArthur Court, Suite 1600	Address: 610 Newport Center Drive
Newport Beach, CA 92660	Newport Beach, CA 92660
Telephone: (949) 608-2111	Telephone: (949) 706-6600
Facsimile: (949) 608-2003	Facsimile: (949) 706-6565
Email: gary.allen@grubb-ellis.com	Email:
Federal ID No.	Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8816.

©Copyright 1999 By AIR Commercial Real Estate Association.

All rights reserved. No part of these works may be reproduced in any form without permission in writing.

s:/WinAir/GAllen/2361 McGaw/Irvine Business-Pro-Dex/Irvine Business-Pro-Dex-LEASE

LESSOR SIGNATURE BLOCK TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-
TENANT LEASE —NET DATED AUGUST 3, 2007 BETWEEN IRVINE BUSINESS
PROPERTIES AND PRO-DEX, INC.

By:       LESSOR:

IRVINE BUSINESS PROPERTIES, a California
general partnership, General Partner

By: Brinderson Holdings, L.P. a California
      limited partnership, General Partner

      By: Brinderson Holdings Company, a
            California corporation, General
            Partner

By:
      Gary L. Brindeson, President

By:
      Atef A. Moussa, Assistant
      Secretary

By:

       Marty Jones, General Partner

ADDENDUM TO AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—NET

The terms of this Addendum are intended to modify, amend, and supplement the terms and provisions of the lease. Unless otherwise defined herein, capitalized terms used in this Addendum shall have the same meanings as set forth in the Lease to which it is attached. In the event of any conflict or inconsistency between this Addendum and the Lease, this Addendum shall control.

50.       Rent Adjustments: See attached A.I.R. Addendum.

51.       Premises. The following is added to Paragraph 1.2(e). “The Parking License shall be a license coupled with an interest and shall be irrevocable by Lessor during the time the Lease is in effect. The Parking License shall not be transferable by Lessee other than in connection with an assignment or subletting of this Lease of the Premises pursuant to Article 12, below.”

52.       Commencement Date. “Commencement Date” shall be the later of: (a) the date of Substantial Completion of Lessor’s Work (defined in the Work Letter Agreement attached as Exhibit D) or (b) the earlier of (i) November l, 2007, or (ii) the date that is seven (7) days after Substantial Completion of Lessee’s improvements (defined in the Work Letter Agreement).”

53.       Common Areas- Rules and Regulations. The following is added to Paragraph 2.9. “Lessor shall keep and maintain the Common Areas in good order, condition and repair in accordance with good and accepted practices and consistent with other similar commercial centers located within the greater Irvine Business Complex.”

54.       Common Areas Changes. Notwithstanding the provisions of Paragraph 2.10 of the Lease, Lessor shall not utilize, modify, alter or rearrange the Project and/or the Common Areas in a manner that materially and adversely affects access to the Premises or the operation of Lessee’s business, as permitted under this Lease. Lessor shall use commercially reasonable efforts to cause all repairs to the Common Areas to be performed in a way that minimizes the effect on Lessee’s operations on the Premises.

55.       Term. The following is added to Paragraph 3 of the Lease:

3.5       Option to Terminate. Provided there is no Breach either at the time of the exercise of this Termination Option or on the Termination Effective Date, Lessee shall have the one-time option to terminate this Lease in its entirety (the “Termination Option”) effective on the first day of the month following the end of the seventy second (72nd) full calendar month of the Original Term (the “Termination Effective Date”) by delivering to Lessor and Lessor actually receiving at any time on or before the two hundred seventieth (270th) day before the Termination Effective Date (the “Termination Deadline”) (1) a written unconditional notice of the exercise of the Termination Option (the “Termination Notice”) and (2) termination consideration in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00) (the “Termination Consideration”). If Lessor does not receive both the Termination Notice and the Termination Consideration in full by the Termination Deadline, then the Termination Option shall be automatically void. If Lessor does receive both the Termination Notice and the Termination Consideration in full by the Termination Deadline, then this Lease shall expire on the Termination Effective Date, and Lessee shall on such date surrender the Premises to Lessor in accordance with the terms of this Lease. Time is of the essence in the exercise of the Termination Option.

56.       Common Area Operating Expenses. Notwithstanding anything is Paragraph 4.2 of the Lease, the following items shall be specifically excluded from Common Area Operating Expenses:

(a)        Any payments (such as salaries or fees) to Lessor’s executive personnel, excluding any property management fees;

(b)        Depreciation or interest (unless it is related to an allowable capital item);

(c)        Taxes on Lessor’s business (such as income, excess profits, franchise, capital stock, estate, inheritance);

(d)        Leasing commissions;

(c)        Legal fees;

(d)        Expenses paid directly by Lessee for any reason (such as for excessive utility use);

(e)        Costs for improving any other tenant’s space;

(f)         Any repair or other work necessitated by condemnation, fire, or other casualty, except for any deductible amounts to be amortized under Paragraph 2.3(b); and

(g)        Any costs, fines, and the like which are due to the Lessor’s violation of any governmental rule or authority.

Lessor shall keep separate books of account and records covering all Common Area Operating Expenses for at least two (2) years after the close of each calendar year. Notwithstanding any paragraph of the Lease to the contrary, in the event of any dispute regarding the amount due as Lessee’s Share of Common Area Operating Expenses and provided that no Lessee Default exists under the Lease (or any facts or circumstances that, but for the giving of notice or passage of time or both, would constitute a Lessee Default), Lessee shall have the right within ninety (90) days following Lessor’s delivery to Lessee of the reconciliation for the twelve (12) month period in question (the “Audit Request Deadline”), after at least twenty (20) business days prior written notice and during normal business hours approved by Lessor, to inspect and photocopy, at Lessee’s sole cost and expense, Lessor’s accounting records for the Building relevant to the calculation and allocation of Common Area Operating Expenses at Lessor’s office, or such other location as Lessor may designate.  If Lessor has not received a written notice from Lessee to conduct an audit by the applicable Audit Request Deadline, Lessee shall have no further right to conduct an audit for such twelve (12) month period. Any such audit shall be completed within two (2) weeks following the date Lessor provides Lessee’s auditor with access to Lessor’s non-confidential Building documents reasonably required by Lessee to complete its audit for the period in question. If, after such inspection and photocopying, Lessee continues to dispute the amount of Lessee’s Pro Rata Share of Common Area Operating Expenses, Lessee shall be entitled to retain an independent, third-party company to audit and/or review Lessor’s records to determine the proper amount of Lessee’s Pro Rata Share of Common Area Operating Expenses. Such audit company shall be compensated only on a flat fee or hourly basis. No such audit company shall be compensated in whole or in part on a contingency fee basis. Any accounting firm selected by Lessee in connection with the audit shall not already be providing primary accounting services to Lessee or any Lessee affiliate, nor shall it have provided primary accounting services to Lessee or any Lessee affiliate in the past three (3) years. If such audit or review reveals that Lessor has overcharged Lessee, then, as Lessee’s sole and exclusive remedy, within ten (10) days after the results of such audit are made available to Lessor, Lessor shall reimburse Lessee the amount of such overcharge. If the audit reveals that Lessee was undercharged, then within ten (10) days after the results of the audit are made available to Lessee, Lessee shall reimburse Lessor the amount of such undercharge, and any erroneous billing practices will be discontinued. If Lessor desires to contest such audit results, Lessor may do so by submitting the results of the audit to arbitration to the American Arbitration Association (Orange County office) within thirty (30) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Lessor and Lessee. During any such arbitration proceedings, Lessee’s monetary obligations shall not be reduced, abated or suspended, and Lessor’s obligation, if any, to pay any such overage shall be abated during such arbitration proceedings. Lessee agrees to pay the cost of such audit (and any arbitration), provided that, if the audit reveals that Lessor’s determination of Lessee’s Pro Rata Share of Common Area Operating Expenses as set forth in the reconciliation sent to Lessee was in error in Lessor’s favor by more than six percent (6.0%), Lessor shall pay the cost of such audit (and any arbitration), if funds are owed by Lessor to Lessee as established pursuant to this Paragraph, then Lessor shall at its option, either (i) pay Lessee such amount within ten (10) days from the date such amount is established, or (ii) credit against the monthly Base Rent next coming due under the Lease unless the Lease Term has expired, in which event Lessor shall refund the appropriate amount to Lessee. There shall be no more than one (1) review by Lessee of Lessee’s Pro Rata Share of Common Area Operating Expenses for any twelve (12) month period. Lessee shall keep any information gained from its review of Lessor’s records confidential and shall not disclose it to any other party, except as required by law. If requested by Lessor, Lessee shall require its employees or agents reviewing Lessor’s records to sign a confidentiality agreement as a condition of Lessor. Lessee understands and agrees that the confidentiality provision set forth herein is of material importance to Lessor and that any violation thereof shall result in immediate and irreparable harm to Lessor.

Lessor shall use its commercially reasonable efforts to obtain competitive bids from qualified contractors and providers for service, repair and maintenance contracts to be let by Lessor pursuant to this Lease. Lessor makes no representation, express or implied, that competitive bids for trades or services from qualified contractors or providers will be available or that Lessor shall receive responses from qualified contractors or providers in response to Lessor’s requests for bids. Lessor shall select, in Lessor’s good faith business judgment, the lowest responsible bid. Lessor shall provide Lessee with written notice if Lessor determines that estimated Common Area Operating Expenses shall in the aggregate exceed ten percent (10%) over the immediately preceding year, and Lessee shall have the right to approve such increase, such approval not to be unreasonably withheld.

57.       Reportable Uses Require Consent. Notwithstanding Paragraph 6.2(a) of the Lease, Lessee shall have the right (without Lessors prior consent, provided Lessor promptly receives copies of any required material data safety sheets) to use and store on the Premises materials and products used in the operation of Lessee’s business, including without limitation products regulated by various governmental agencies (whether or not such use or storage constitutes a Reportable Use), so long as such use and storage complies with the terms and conditions of this Lease, including, without limitation, Paragraphs 6.2(b), (c), (d) and 6.3, and with all Applicable Laws.

58.       Use Restrictions. The following is added to Paragraph 6 of the Lease:

6.5       Change in Agreed Use. Lessor shall have the right to withhold its consent to any requested change in the Agreed Use in Lessor’s sole, subjective and absolute discretion. “Existing Zoning” shall mean the zoning ordinances of the City of Irvine in effect as of the date of this Lease; however Agreed Use shall not include any uses that would otherwise be permitted by a conditional use permit, variance or other modification to the Existing Zoning.

6.6       Additional Restrictions on Use. Lessee shall not do or permit anything to be done in or about the Premises which will in any way materially obstruct or interfere with the rights of other tenants or occupants of the Project or materially injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral or unlawful purpose, or commit any waste. Lessee shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Project or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Project or any part thereof.

6.7       Lessee’s Hazardous Substance Disclosures. Prior to the occupancy this Lease, Lessee shall complete, execute and deliver to Lessor an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit E attached to this Lease, and Lessee shall certify to Lessor all information contained in the Environmental Questionnaire as true and correct to the best of Lessee’s knowledge and belief. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Lessee shall disclose to Lessor in writing the names and amounts of all Hazardous Substances, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve-month period prior to each Disclosure Date, and which Lessee intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date. At Lessor’s option, Lessee’s disclosure obligations hereunder shall include a requirement that Lessee update, execute and deliver to Lessor the Environmental Questionnaire, as the same may be modified by Lessor from time to time.

59.       Maintenance, Repairs. Utility Installations, Trade Fixtures and Alterations.

Paragraph 7.2 of the Lease is supplemented as follows:

7.2       Lessor’s Obligations. At Lessor’s option, upon written notice to Lessee, Lessor shall have the right to elect to undertake any of the maintenance and repair obligations of Lessee under Paragraph 7.1 above, in which event the same shall be governed by the provisions hereof. All amounts incurred by Lessor in connection with any contracts, maintenance and repairs under this Paragraph 7.2, and impounds, and the supervision and management thereof, shall be payable by Lessee in the same manner as set forth in Paragraph 4.2.

The following is added to Paragraph 7.3 of the Lease:

7.3(d)   Alterations-Risk/Indemnification. If Lessee or any person with whom Lessee is engaged in business causes any structural damage to the Premises during Alterations, Lessee assumes all risk of such damages actually incurred by Lessor, including, without limitation, invalidation of any warranties or guaranties and related damage to any improvements; and Lessee shall upon demand promptly repair all such damage to the reasonable satisfaction of Lessor. If Lessee fails to take any such actions, Lessor may, but shall have no obligation to, take any such actions as Lessor deems appropriate to protect Lessor and the Premises, and all costs incurred by Lessor thereby (including Lessor’s reasonable attorneys’ fees) with interest shall be paid by Lessee to Lessor as additional rent. Interest on unpaid amounts shall accrue from the date due at the maximum rate permitted under law.

60.       Maintenance. Repairs. Utility Installations, Trade Fixtures and Alterations. Paragraph 7.4(b) of the Lease is supplemented as follows:

7.4       Removal. Lessor and Lessee agree that Lessor shall not require Lessee to remove (i) any tenant improvements initially installed by Lessee pursuant to attached Exhibit D (provided, however, Lessee shall at Lessee’s sole cost and expense remove the Building mezzanine on or prior to the Lease expiration date, and to Lessor’s satisfaction, restore to good condition and repair those portion’s of the Building affected by the mezzanine removal), or (ii) any subsequent Alteration made by Lessee that is approved by Lessor, unless Lessor requires in writing at the time it approves such Alteration that such Alteration is either required to be removed upon the expiration of the Term (or the earlier termination of this Lease) or is not required to be removed; provided however, if Lessor does not provide such notice to Lessee within five (5) business days after Lessor approves such Alteration, Lessor shall be deemed to have elected not to require the removal of such Alteration.

61.       Insurance: Indemnity.

(a)        Paragraph 8.1 of the Lease is supplemented as follows:

8.1       Payment of Premiums. Lessee’s obligation to pay for liability insurance maintained by Lessor shall be the pro rata share of such cost that is reasonably allocated to the Premises as determined by Lessor.

(b)        Paragraph 8.4 of the Lease is supplemented as follows:

8.4(d)   Property Insurance – Building Improvements.  Whenever Lessee shall undertake any Alterations, additions or improvements in, to or about the Premises, the insurance obtained by Lessee as required under this Lease must extend to and include injuries to persons and damage to property arising in connection with such Alterations, additions or improvements, without limitation including liability under any applicable structural work act, and such other insurance as Lessor shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Lessor prior to the commencement of any such work.

8.4(e)   Lessee’s Other Insurance. Lessee shall also be required to maintain, throughout the term of this Lease, (a) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) insurance protecting against liability under Workers’ Compensation Laws with limits at least as required by statute with Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease - each employee; and (c) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

(c)        Paragraph 8.5 of the Lease is supplemented to provide that the form and content of all insurance certificates and binders shall be subject to the approval of Lessor.

(d)        Paragraph 8.6 of the Lease is supplemented to provide that (i) nothing contained in such Paragraph shall absolve Lessee of its obligations of maintenance and repair and payment of insurance deductibles under the Lease, and (ii) in the event that any loss is due to the act, omission or negligence or willful misconduct of Lessee or any of its agents, employees, contractors, guests, invitees, assignees or sublessees, Lessee’s liability insurance shall be primary and shall cover all losses and damages prior to any other insurance.

(e)        The following is added to Paragraph 8.7 of the Lease:

8.4(d)   Indemnity. None of Lessor or its agents, employees, contractors, officers, partners and agents (collectively, the “Lessor Entities”) shall be liable and Lessee hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Project by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Project not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Lessor or its agents, employees or contractors. Lessee shall protect, indemnify and hold the Lessor Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Lessor Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Project to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Lessee or any Lessee’s agents, employees, contractors, officers, partners and agents to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Lessee in or about the Premises or from transactions of the Lessee concerning the Premises; (c) Lessee’s failure to comply with any Applicable Requirements; or (d) any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to this Lease. The provisions of this Paragraph 8.4(d) shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

62.       Hazardous Substance Conditions. Intentionally deleted.

63.       Damage or Destruction.

9.3       Partial Damage-Uninsured Loss. Notwithstanding Paragraph 9.3 of the Lease, in the event Lessor’s reasonable estimate for restoration of a Premises Partial Damage that is not an Insured Loss (unless caused by a negligent act or willful act of Lessee, in which case the first sentence of Paragraph 9.3 of the Lease shall control, is less than Five Hundred Thousand Dollars ($500,000.00), which amount shall be increased annually from the Commencement Date by the increase, if any, in the Consumer Price Index for All Urban Consumers (base year 1982 84 = 100) for Los Angeles Riverside-Orange County (“CPI”), published by the United States Department of Labor Bureau of Labor Statistics as of the Reference Date, this Lease shall remain in effect, and the parties shall equally share the restoration costs. Lessor shall restore such Premises Partial Damage as soon as reasonably possible after receipt of Lessee’s share of the restoration costs.

The following is added to Paragraph 9 of the Lease:

9.8       Limited Obligation to Repair; Effect of Termination. Lessor’s obligation, should it elect or be obligated to repair the Premises hereunder, shall be limited to the basic shell and any Lessee improvements constructed by Lessor, and Lessee shall, at its expense, replace or fully repair all Lessee’s personal property, Trade Fixtures, Utility Installations and Lessee owned Alterations existing at the time of such damage. If the Premises are to be repaired in accordance with the foregoing, Lessee shall make available to Lessor any portion of insurance proceeds its receives which are allocable to any Lessee Improvements installed by Lessor. Lessee shall fully cooperate with Lessor in removing Lessee’s personal property, Trade Fixtures, and any debris from the Premises to facilitate the making of repairs. If the Lease is terminated pursuant to this Paragraph 9, Lessor shall, subject to the rights of any Lenders, be entitled to receive and retain all insurance proceeds resulting from or attributable to such damage or destruction, except for proceeds payable under policies obtained by Lessee which spec if/catty insure Lessee’s personal property and Trade Fixtures.

9.9       Outside Date to Repair or Replace. If the damage or destruction is an Insured Loss and Lessor is obligated to repair such damage pursuant to the terms herein, then Lessor’s architect or contractor shall certify within thirty (30) days of the date of the damage or destruction (i) whether or not the damage required to be repaired by Lessor may be substantially repaired, reconstructed or restored within two hundred seventy (270) days of the date (the “Permit Issuance Date”) of the damage or destruction (the “Estimated Repair Date”), and Lessor shall cause a copy of the certification to be delivered to Lessee. If Lessee does not receive the certification on or before the 30th day after the date of the damage or destruction, the time period for repair shall be deemed to be within the foregoing 270-day period, and the Estimated Repair Date shall be deemed to be the 270th day from the Permit Issuance Date. If this Lease is then not terminated in accordance with the provisions herein, and Lessor fails to substantially complete repair or restoration of the Premises within thirty (30) days of the Estimated Repair Date plus any Force Majeure Delays (as defined below) and/or Lessee Delays (as defined below) (the “Lessee Outside Completion Date”), then Lessee shall have the right to terminate this Lease by providing Lessor with written notice of such election to terminate (the “Lessee Termination Notice”). Time is of the essence, if Lessor does not receive the Lessee Termination Notice by the Lessee Outside Termination Date, then Lessee’s right to terminate this Lease pursuant to this Paragraph 9.9 shall automatically terminate, this Lease shall continue in full force, and, subject to the following provisions of this Paragraph, Lessor shall continue to complete repair and restoration in accordance with its obligations under this Lease. Similarly, if this Lease is not terminated in accordance with the provisions above, and Lessor is unable to substantially complete repair or restoration of the Building and Premises with one (1) year of the Estimated Repair Date as a result of any Force Majeure Delays and/or any Lessee Delays, then Lessor may elect to terminate this Lease by providing written notice to Lessee or continue to complete repair and restoration in accordance with its obligations under this Lease and the Lease shall remain in full force and effect. Force Majeure Delays” shall be any delays due to strikes, lockouts, or other labor disturbance, civil disturbance, riot, sabotage, blockage, embargo, inability to secure materials, supplies, or labor through ordinary sources by reason of regulation or order of any government or regulatory body, delays in procurement of labor, equipment or materials through ordinary means using commercially reasonable efforts, delays in the procurement of required governmental approvals, permits and/or licenses, (including, without limitation, any delays in the approval of Lessee’s plans and specifications) delays caused by third party legal or administrative claims or challenges, delays caused by the insurance adjuster’s determination of loss and issuance of insurance proceeds (which shall be a condition to commencing construction), lightning, rain (including the time necessary for soil or concrete to dry properly before resumption of construction), earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar or dissimilar cause outside of the performing party’s reasonable control. “Lessee Delays” shall mean any delays caused in whole or in part by or through Lessee and/or Lessee’s representatives or contractors, including, without limitation, Lessee’s failure to cooperate with Landlord in the procurement of required licenses and permits, and/or failure to approve any plans and specifications in a timely fashion to the extent Lessee’s approval is reasonably required by Lessor, any unreasonable interference by any of Lessee’s contractor, subcontractors, employees, representatives and/or agents with any obligations to be performed on the part of Lessor, requests for, changes or postponements in construction (including postponements required by requested change orders), submission of inaccurate or incomplete information to Landlord, failure to pay any fees or charges when due, and/or failure to provide any required authorizations in a timely fashion where such authorization is reasonably required by Lessor.

64.       Utilities. Lessee shall bear the cost of water supplied to the Premises as a “Collation Area Operating Expense” pursuant to Paragraph 4.2. Paragraph 11 of the Lease is supplemented to provide that (i) Lessee shall cause all utilities (other than water) to be placed in Lessee’s name and for all of such utility charges to be directly paid by Lessee to the applicable utility providers, and (ii) Lessor shall have no obligation, liability or responsibility for the provision of utility services to the Premises or for any interruption in same, and Lessee hereby waives all claims, damages and losses against Lessor arising therefrom.

65.       Additional Terms and Conditions to Assignment and Subletting.

Paragraph 12.2 of the Lease is supplemented by the following:

(h)        Lessee acknowledges and agrees that it shall be reasonable for Lessor to withhold its consent to any proposed assignment or subletting if such assignment or subletting is to either an existing lessee of Lessor or to it prospective lessee of Lessor with whom Lessor is discussing or has discussed leasing other space of Lessor.

(i)         Lessee agrees that fifty percent (50%) of any amounts paid by the assignee or sublessee, however described, in excess of the Base Rent payable by Lessee hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Base Rent reasonably allocable to such portion), shall be the property of Lessor and such amounts shall be payable directly to Lessor by the assignee or sublessee, subject to Paragraph 12.3 of the Lease. At Lessor’s request, a written agreement shall be entered into by and among Lessee, Lessor and the proposed assignee or sublessee confirming the requirements hereof. The provisions of this Paragraph 12.2(i) shall not apply to any Permitted Transfer to a Lessee Affiliate pursuant to Paragraph 12.4 (i.e., Lessee shall be entitled to retain one hundred percent (100%) of any amounts paid by a Lessee Affiliate if such assignment or sublease was consummated pursuant to Paragraph 12.4 and all other applicable provisions of this Lease).

The following is added as new Paragraph 12.4:

12. 4    Permitted Assignment or Subletting to Lessee Affiliate. Notwithstanding any contrary provision of Article 12, Lessor’s consent to any proposed assignment or subletting shall not be required for any Permitted Transfer to a Lessee Affiliate as defined in and pursuant to attached Lease Rider No. 1; provided, however, (A) as a condition to any Permitted Transfer, Lessee shall have provided Lessor, at least thirty (30) days before the effective date of the proposed Permitted Transfer, with reasonable supporting documentation establishing that, as applicable, the proposed assignee or sublessee qualifies as a Lessee Affiliate and/or the proposed assignment qualities as a Proposed Transfer, and (B) notwithstanding any Permitted Transfer, (1) Lessee shall at all times continue to remain directly and primarily liable under this Lease, (2) the use by such Permitted Transferee shall be the Agreed Use, and (3) no such Transfer otherwise permitted by this Paragraph may be made by Lessee to a transferee that is then insolvent or then involved in a bankruptcy proceeding.

66.       Estoppel Certificates. Paragraph 16 of the Lease is supplemented by the following:

(d)        All factual statements in the Estoppel Certificate may be limited to the Responding Party’s actual knowledge. Any financial statements of Lessee, provided Lessee (or its parent) is a publicly traded corporation, required by Lessor under Paragraph 16(c) shall not be in excess of financial statements customarily prepared by Lessee. Notwithstanding anything in Paragraph 16(c) to the contrary, so long as Lessee (or its parent) is a publicly traded corporation, delivery of the most recent annual report filed for Lessee (or its parent on a consolidated basis) shall satisfy Lessee’s obligation under Paragraph 16(c).

67.       Additional Rights and Remedies.

(a)        Any written notice given under Paragraph 13.1 of the Lease shall be in lieu of, and not in addition to, the notice requirements of California Code of Civil Procedure Section 1161 et seq,

(b)        In the event Lessor conducts any repair, maintenance, refurbishment or other work on behalf of Lessee either during the Lease Term or after termination and surrender, Lessor shall be authorized to charge Lessee, us addition to the cost of such work, a construction management fee equal to fifteen percent (15%) of the cost of such work.

(c)        Paragraph 20 of the Lease is supplemented by the following:

20.       Limitation on Liability. If Lessor shall fail to perform any covenant, term, or condition of the Lease upon Lessor’s part to be performed, Lessee shall be required to deliver to Lessor written notice of the same.

(d)        The following is added to Paragraph 20 of the Lease:

20.1     Any claim, demand or right of any kind by Lessee which is based upon or arises in connection with the Lease shall be barred unless Lessee commences an action thereon within the earlier of (i) six (6) months after the expiration of the Lease, or (ii) twelve (12) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

(e)        Any reference to “best efforts” in this Lease shall mean “best commercially reasonable efforts.”

68.       Holdover Protections. Paragraph 26 of the Lease is supplemented as follows:

Lessee indemnifies Lessor from all loss or liability arising from any holding over by Lessee without Lessor’s express written consent or failure of Lessee to surrender the Premises in accordance with Paragraph 7.4(c), including, without limitation, claims made by succeeding lessees or losses due to lost opportunities to lease to succeeding lessees.

69.       Mortgage Protections. The following is added to Paragraph 30 of the Lease:

30.5     Mortgagee Protections. Once Lessee has received written notice identifying the name and address of a Lender holding a Security Device on the Premises, Lessee agrees to notify such Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of Lessor under this Lease, and Lessee further agrees that, notwithstanding any provisions of this Lease, no cancellation or termination of this Lease and no abatement or reduction of the rent payable hereunder shall be effective unless the Lender has received notice of the same and shall have failed within thirty (30) days after the time when it shall have become entitled under the Security Devise to remedy the same, to commence to cure such default and thereafter diligently prosecute such cure to completion, and if the Lender needs to obtain possession of the Premises to cure such default, to allow the Lender to obtain possession of the Premises provided the Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. It is understood that the Lender shall have the right, but not the obligation, to cure any default on the part of Lessor. Lessee agrees that if a Lender shall succeed to the interest of Lessor under this Lease, neither the Lender nor its successors or assigns shall be: bound by any assignment (except as otherwise expressly permitted hereunder), surrender, release, waiver, amendment or modification of this Lease made without such Lender’s prior written consent, provided that Lessee shall have received notice of the existence, identity and address of Lender prior to Tenant’s execution of such amendment or modification; or obligated to make any payment to Lessee or other prepaid charge to Lessee held by Lessor for any purpose unless the Lender shall have come into exclusive possession of such charge. In addition, if a Lender shall succeed to the interest of Lessor under this Lease, the Lender shall have no obligation, nor incur any liability, relating to events occurring prior to succeeding to Lessor’s interest. In the event that a Lender (or any person or entity to whom the Security Device may subsequently be assigned) notifies Lessee of a default under the Security Device and demands that Lessee pay its rent and all other sums due under this Lease to the Lender, Lessee shall honor such demand without inquiry and pay its rent and all other sums due under this Lease directly to the Lender or as otherwise required pursuant to such notice and shall not thereby incur any obligation or liability to Lessor.

70.       Signs. Paragraph 34 of the Lease is supplemented to provide that Lessee shall have the right to install one (i) sign on the front of the Building near Lessee’s entrance identifying Lessee as the Lessee thereof, provided however, that the location, size, design, graphics, material, color and other physical aspects of such sign shall be subject to Lessor’s prior written approval, any covenants, conditions or restrictions encumbering the Building, all permits and approvals of the City of Irvine and any other applicable governmental authority and Applicable Requirements, and otherwise in accordance with Paragraph 34. Lessee shall further be responsible, at Lessee’s sole cost and expense, for the maintenance of such sign and for its removal and the repair of any damage to the Building upon the expiration or earlier termination of the Term.

71.       Rules and Regulations. Paragraph 40 of the Lease is supplemented to incorporate therein and into the Lease any initial Rules and Regulations which are attached as Exhibit C to the Lease.

72.       Lessee Improvements/Lessor Work. Lessee, at its cost, shall construct the Lessee improvements (defined in the Work Letter Agreement) on the Premises in accordance with the Work Letter Agreement which is attached as Exhibit D to the Lease. All Lessee Improvements shall belong to and be the property of Lessor. Lessor, at its cost, shall perform Lessor’s Work (defined in the Work Letter Agreement) in accordance with the Work Letter Agreement.

73.       Confidentiality. Lessee acknowledges and agrees that the terms of the Lease are confidential and constitute proprietary information of Lessor. Disclosure of the terms could adversely affect the ability of Lessor to negotiate other leases and impair Lessor’s relationship with other tenants. Accordingly, Lessee agrees that it, its employees, agents, attorneys and brokers shall not disclose the terms and conditions of the Lease to any other person or entity, including without limitation other brokers, attorneys, tenants or prospective tenants of Lessor, without the prior written consent of Lessor, which may be withheld in Lessor’s sole discretion, unless required by law.

74.       Consents. Paragraph 36 of the Lease is supplemented as follows: “Notwithstanding the foregoing, Lessee’s obligation to reimburse Lessor for Lessor’s costs and expenses in connection with any single request for consent shall not exceed $2,500 for attorney’s fees incurred by Lessor in connection with any single request for consent plus all of Lessor’s actual out-of-pocket consultants’ fees.”

By LESSOR:	BY LESSEE:
IRVINE BUSINESS PROPERTIES, a California general partnership, General Partner	PRO-DEX, INC. a Colorado corporation

By: Brinderson Holdings, L.P. a California limited partnership, General Partner	By: /s/ Mark P. Murphy Name Printed: Mark P. Murphy Title: Chief Executive Officer
By: Brinderson Holdings Company a California Corporation, General Partner
By: /s/ Gary L. Brinderson Gary L. Brinderson, President	By: /s/ Jeffrey J. Ritchey Name Printed: Jeffrey J. Ritchey Title: Chief Financial Officer

By: /s/ Atef A. Moussa
Atef A. Moussa, Assistant Secretary

By: /s/ Marty Jones Marty Jones, General Partner